UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Noble Energy, Inc. (the “Company”) annual meeting of shareholders on April 24, 2018 (the “Annual Meeting”), holders of an aggregate of 492,191,992 shares of the Company’s common stock at the close of business on February 23, 2018, were entitled to vote at the meeting, of which 438,060,540, or approximately 89.00% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
Proposal #1 - To elect the nine nominees as members of the Board of Directors (the “Board”) of the Company to serve until the next annual meeting of the Company’s shareholders:

Name	For	Against	Abstain	Broker Non-Vote
Jeffrey L. Berenson	397,314,358	7,587,694	472,456	32,686,032
Michael A. Cawley	391,374,172	13,530,633	469,703	32,686,032
Edward F. Cox	395,256,544	9,644,976	472,988	32,686,032
James E. Craddock	247,901,774	156,992,159	480,575	32,686,032
Thomas J. Edelman	396,166,529	8,732,817	475,162	32,686,032
Holli C. Ladhani	354,623,429	50,251,540	499,539	32,686,032
David L. Stover	395,380,147	9,479,091	515,270	32,686,032
Scott D. Urban	398,245,066	6,652,784	476,658	32,686,032
William T. Van Kleef	397,496,567	7,396,398	481,543	32,686,032

Proposal #2 - To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year 2018:

For	Against	Abstain
434,820,597	2,734,262	505,681

Proposal #3 - To approve, in an advisory vote, executive compensation:

For	Against	Abstain	Broker Non-Vote
393,974,230	10,847,949	552,329	32,686,032

Proposal #4 - To consider a shareholder proposal requesting a published assessment of various climate change scenarios on our portfolio, if properly presented at the meeting:

For	Against	Abstain	Broker Non-Vote
184,648,513	219,077,761	1,648,234	32,686,032

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	April 25, 2018	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Vice President, Deputy General Counsel and Secretary